AMENDMENT NO. 11
                               TO
                   ATLANTIC RICHFIELD COMPANY
             1985 EXECUTIVE LONG-TERM INCENTIVE PLAN
             ______________________________________

Pursuant  to  the  power  of  amendment  reserved  therein,   the
following  amendment  is  hereby made to the  Atlantic  Richfield
Company 1985 Executive Long-Term Incentive Plan (the "Plan"), effective as of July 28, 1997.

1.   Article  I, Subsections 2(c), (d), (s), (w), (aa), (cc)  and
     (gg) of the Plan are amended to read as follows:

            "(c)   "Committee"   means   the   Organization   and
     Compensation Committee of the Board."

            "(d) "Common Stock" means the common stock of ARCO having a par value of $2.50 per share."

            "(s) "Restriction Period" means the period specified by the Subcommittee at the time of grant of Restricted Stock during which the restriction and forfeitability conditions described under Section 2 of Article III apply."

            "(w) "Subsidiary" means any corporation, the majority of the voting stock of which, or any partnership or joint venture, the majority of the profits interest or capital interest of which, is owned directly or indirectly by ARCO or a member of the Comparison Group, as applicable."

            "(aa)      "Anticipatory Change of Control" means  (i)
     the execution of an agreement or a written document which, if the subject thereof were consummated, would result in a Change of Control; (ii) a public announcement by any Person, including ARCO, of an intent to take an action(s) which, if consummated, would result in a Change of Control; or (iii) the delivery of a signed, written statement to the Trustee of the Change of Control Trust and ARCO's Independent Auditor by the Chief Financial Officer of ARCO and General Counsel of ARCO that an Anticipatory Change of Control is in effect, provided that, with respect to any of the above three circumstances, the Anticipatory Change of Control shall not be effective until approved by either the Board or the Executive Committee of the Board."

            "(cc)   "Change of Control Trust" means  the  trust
     established by ARCO to provide for the payment of any benefits, in whatever form is required, under this Plan on and after a Change of Control."

            "(gg)   "Special Plan Administrator" means the entity
     designated in the Change of Control Trust as having full Administrative powers under Article I, Section 3 of this Plan on and after a Change of Control, including, but not limited to, all interpretive and decision powers reserved to the Committee or the Subcommittee prior to a Change of Control."

2. Article I, Subsections 2(hh) and 2(ii) are added to the Plan to read as follows:

           "(hh)   "Board" means the Board of Directors of ARCO
     established by the Articles of Incorporation of ARCO.

            (ii)   "Executive  Committee"  means  the   Executive
     Committee of the Board as established by the Board of Directors of ARCO."

3. Article I, Subsections 3(c) and (d) of the Plan are amended to read as follows:

           "(c) No member of the Committee or Subcommittee, as applicable, shall be personally liable by reason of any contract or other instrument executed by such member, or on such member's behalf, in such member's capacity as a member of the Committee or Subcommittee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee or Subcommittee, as applicable, and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee or Subcommittee) arising out of any act or omission in connection with the Plan unless arising out of such person's own fraud or bad faith.

          (d) Subject to the terms and limitations of Subsection 1(a) of Article II and Section 1 of Article III of the Plan, the Committee or Subcommittee, as applicable, may at the time of the annual grants, make adjustments within the Total Investment Value applicable to all Eligible Employees provided that any reallocation resulting from changes in individual grants may be made only to Eligible Employees in the same Salary Grade Level as the affected individuals, so that the Total Investment Value by Salary Grade Level may not be exceeded."

4. Article II, Section 2(d)(i) of the Plan is amended to read as follows:

          "(i) If an optionee's Employment is terminated prior to entitlement to exercise all or a portion of a grant of Stock Options, the optionee will be entitled to exercise all of his or her outstanding Stock Options during the remainder of the term of the Stock Options, if the optionee's termination is due to (1) total and permanent disability, (2) termination, other than for cause, with a right to an immediate allowance under a retirement plan of the Company, or (3) involuntary termination, other than for cause."

5. Article III, Subsection 5(c) of the Plan is amended to read as follows:

          "(c) If, prior to the end of a Performance Period, a grantee of Contingent Restricted Stock terminates Employment due to death, the designated beneficiary of the grantee or, absent a beneficiary designation, his or her estate, shall be paid the value determined under Subsection 5(a) of this Article III based on the Company's Performance
     Ranking for the year of the Performance Period which ends closest to the grantee's death, with payment to be made in shares of Common Stock as soon as practicable following the end of such year of the Performance Period."

6.   Article V, Section 1 of the Plan is amended to read as follows:

           "(a) The number of shares of Common Stock upon which Stock Options may be granted or which may be the subject of a grant of Restricted Stock or Performance-Based Restricted Stock during a calendar year shall be eight-tenths of one percent (0.8%) of the total issued and outstanding shares of Common Stock as of December 31 of the immediately preceding calendar year. Any shares of Common Stock available for grant that are not made the subject of a grant during a calendar year, or portion thereof, will be available for grant in any subsequent year, or portion thereof, until the end of the term of the Plan. The number of available shares described in the preceding sentences is subject to adjustment as provided in Section 2 of this Article V. The shares shall be made available from authorized Common Stock, issued or unissued, or from Common Stock issued and held in the treasury of the Company as shall be determined by the Committee. Shares of Common Stock subject to Stock Options, shares of Restricted Stock and shares of Performance-Based Restricted Stock that are canceled pursuant to Subsection 2(d) of Article II, Section 2 of Article III or Section 5 of
     Article III of the Plan may be reallocated under the Plan.

           (b)   No  individual may be granted more than  500,000
     shares  of  Restricted  Stock, Performance-Based  Restricted
     Stock and/or Stock Options, regardless of the combination, in any calendar year."


7. Article III, Subsection 3(b)(v)(2) of the Plan is amended to read as follows:

           "(2) If a Change of Control under Article I, Section 2(b)(ii), other than by reason of the application of Footnote 2, occurs, and a grantee of Contingent Restricted Stock is terminated by the Company after a Person attains an ownership level of 25 percent but before a Change of Control occurs for any other reason or any Person attains an ownership level of 40 percent or more of the Outstanding Shares of Stock of the Company or the corporation resulting from a Business Combination, as defined in Article I,
     Section 2(b)(i), any actual award of Performance-Based Restricted Stock to which the grantee would otherwise be entitled, based on the Company's performance ranking as of the earlier of (A) the end of the Performance Period, or (B) the occurrence of a Change of Control by reason of the application of Footnote 2 to Article I, Section 2(b)(ii), shall be multiplied by a fraction, the numerator of which is the number of completed months (or fraction thereof) of the Performance Period as of the grantee's date of termination and the denominator of which is the number of months in such Performance Period, with payment to be made in shares of Common Stock."


Executed this 5th day of November, 1998.


ATTEST                             ATLANTIC RICHFIELD COMPANY


    /s/ ARMINEH SIMONIAN                 /s/ JOHN H. KELLY
BY: ______________________         BY: _________________________
                                        John H. Kelly
                                        Senior Vice President
                                        Human Resources